UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2002

001-6926

(Commission File Number)

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C. R. BARD, INC.

(Exact name of registrant as specified in its charter)

New Jersey 22-1454160

(State of incorporation) (IRS Employer Identification No.)

730 Central Avenue, Murray Hill, New Jersey 07974

(Address of principal executive offices)

(908) 277-8000

(Registrant's telephone number)

Item 5. Other Events.

C. R. Bard, Inc. released the following press release on February 6, 2002.

Contact: Todd C. Schermerhorn

Vice President and Treasurer

(908) 277-8139

BARD AND TYCO TERMINATE MERGER AGREEMENT

Murray Hill, NJ -- February 06, 2002 -- C. R. Bard, Inc. (NYSE-BCR) today announced that Bard and Tyco International Ltd. have mutually agreed to terminate their merger agreement. Bard also stated that in connection with the termination, each party will bear its own costs and expenses.

"We have always acted in the best interest of our shareholders," commented William H. Longfield, Bard's chairman and chief executive officer. "We now believe that the best course of action for our shareholders, as well as our employees, is for Bard to remain an independent company. Our business is healthy and viable. Bard's management team remains intact. Our recent financial performance has been excellent and our outlook is positive. We will be communicating more detailed information on our future outlook within a few days."

C. R. Bard, Inc., (www.crbard.com) headquartered in Murray Hill, New Jersey, is a leading multinational developer, manufacturer and marketer of health care products in the fields of vascular, urology, oncology and surgical specialty products.

Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 7, 2002

C. R. BARD, INC.

By: Charles P. Slacik /s/

Name: Charles P. Slacik Title: Senior Vice President and Chief Financial Officer